Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C.

SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rorine International Holding Corporation, a Nevada corporation (the “Company”) on Form 10-K for the year ended November 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bruce M. Smith, Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes- Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 23, 2020	By:	/s/ Bruce Michael Smith
Bruce Michael Smith
Principal Financial Officer
(Principal Financial Officer)